               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated July 26, 2001, accompanying the consolidated financial statements of Isonics Corporation and Subsidiaries included in the Company's Annual Report on Form 10-KSB for the year ended April 30, 2001, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."


GRANT THORNTON LLP


Denver, Colorado
June 5, 2002